Exhibit 10.10

AMENDED AND RESTATED

OPERATING AGREEMENT

OF

BUENA VISTA DEVELOPMENT COMPANY, LLC

A NEW YORK LIMITED LIABILITY COMPANY

- i -

TABLE OF CONTENTS
 (continued)

EXHIBIT A INITIAL CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS
EXHIBIT B CAPITAL ACCOUNTS
EXHIBIT C SPECIAL ALLOCATIONS

- ii -

AMENDED AND RESTATED
OPERATING AGREEMENT
OF
BUENA VISTA DEVELOPMENT COMPANY, LLC

A NEW YORK LIMITED LIABILITY COMPANY

THIS AMENDED AND RESTATED OPERATING AGREEMENT (this “Agreement”) is made and entered into as of the 21st day of April, 2005, by and between Casino Development & Management Company, LLC (“CD&M”) and Nevada Gold BVR, L.L.C. (“Nevada Gold”).

WHEREAS, Articles of Organization were filed for Buena Vista Development Company, LLC (originally known as Buena Vista, LLC, the “Company”) with the Office of the New York Secretary of State on the 25th day of June, 2002, in accordance with the Limited Liability Company Law of the State of New York (the “Act”);

WHEREAS, subsequent to the formation of the Company, CD&M, as the sole Member (as such term is defined herein) of the Company, adopted an Operating Agreement for the Company dated July 25, 2004 (the “Operating Agreement”);

WHEREAS, pursuant to an Investment Agreement of even date herewith (the “Investment Agreement”), CD&M and Nevada Gold have agreed that in exchange for the Capital Contribution by Nevada Gold described and set forth in the Investment Agreement, Nevada Gold will be granted a Membership Interest (as defined herein) in the Company;

WHEREAS, pursuant to the Investment Agreement, Nevada Gold has agreed to make the Loan to the Company; and

WHEREAS, the undersigned wish to enter into this Agreement to amend and restate the Operating Agreement in order to, among other things, provide for the management of the Company and set forth the rights, preferences, privileges and obligations of the Members.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.
DEFINITIONS

The following terms used in this Agreement shall have the following meanings:

1.1. “Act” shall mean the Limited Liability Company Law of the State of New York, as amended from time to time.

1.2. “Adjusted Deficit Capital Account” shall mean, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the taxable year, after giving effect to the following adjustments:

1.2.1. credit to such Capital Account any amount that such Member is obligated to restore under Treasury Regulation § 1.704-1(b)(2)(ii)(c), as well as any addition thereto pursuant to the next to last sentence of Treasury Regulation §§ 1.704-2(g)(1) and 1.704-2(i)(5), after taking into account thereunder any changes during such year in partnership minimum gain (as determined in accordance with Treasury Regulation § 1.704-2(d)) and in the minimum gain attributable to any partner nonrecourse debt (as determined under Treasury Regulation § 1.704-2(i)(3)); and

1.2.2. debit to such Capital Account the items described in Treasury Regulation §§ 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

This definition of Adjusted Deficit Capital Account is intended to comply with the provisions of Treasury Regulation §§ 1.704-1(b)(2)(ii)(d) and 1.704-2, and shall be interpreted consistently with those provisions.

1.3. “Affected Member” shall mean the Member that is notified that it is an Unsuitable Person under Section 7.2.2.2 or Section 7.2.2.3.2.

1.4. “Affiliate” shall mean a Person whose relationship to a Member is such that a Gaming Authority considers such Person’s suitability as a factor in determining the Member’s or the Company’s suitability for receiving a Gaming License.

1.5. “Agreed Value” shall mean the fair market value of an asset, the Membership Interests or, where applicable, the Capital Accounts as of the date of valuation, which fair market value shall be determined by unanimous agreement of the Members or, if they cannot so agree, by an independent appraiser selected by the Members.

1.6. “Agreement” shall mean this Agreement as originally executed and as amended from time to time.

1.7. “Approved Expense” shall mean an expense that has been approved in advance by the Class B Member, such approval not to be unreasonably withheld.

1.8. “Articles of Organization” shall mean the Articles of Organization of Buena Vista Development Company, LLC as filed with Office of the New York Secretary of State, and as amended from time to time.

1.9. “Auditor” shall mean the auditor of the Company as appointed by the Members from time to time.

1.10. “Business Day” shall mean any day other than Saturday, Sunday or a statutory holiday in New York.

1.11. “California Regulatory Authority” shall mean a Gaming Authority whose approval is necessary in order for the Company to obtain or maintain Gaming Licenses with respect to the Tribe.

1.12. “Capital Account” as of any given date shall mean the Capital Account established for each Member, pursuant to Article 5 and Exhibit B, as adjusted up to such date pursuant to this Agreement.

1.13. “Capital Contribution” shall mean any contribution by a Member to the capital of the Company in cash or property, whenever made.

1.14. “Catch-up Distribution” shall mean a distribution to the Class B Members in an amount equal to the product of (i) the Class B Members’ Percentage Interest, times (ii) total Construction Management Profits.

1.15. “Class A Members” shall mean the Class A Member listed on Exhibit A attached hereto, and any Persons to which such Class A Member’s Membership Interest may be assigned, as permitted by Section 7.2.1.

1.16. “Class B Members” shall mean the Class B Member listed on Exhibit A attached hereto, and any Persons to which such Class A Member’s Membership Interest may be assigned, as permitted by Section 7.2.1.

1.17. “Code” shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent superseding federal revenue laws.

1.18. “Compact” shall mean the Tribal-State Gaming Compact between the Tribe and the State of California, as amended and in effect on the date hereof, and as hereinafter amended, supplemented, restated or replaced.

1.19. “Company” shall mean Buena Vista Development Company, LLC.

1.20. “Confidential Information” is defined as all information, knowledge or data relating to the business of the Company, its clients and third parties doing business with the Company. This includes trade secrets, financial and pricing information, formulas, techniques and methods, business plans and strategies, internal correspondence, reports, software source code, memoranda, information regarding the equity ownership of the Company and other documents utilized internally by the Company, and any other material which by its nature or notice is intended to be confidential. Confidential Information shall not include any information that is in the public domain or otherwise publicly available (other than through the wrongful act of a Member).

1.21. “Construction Management Profits” shall mean the amount of any and all compensation received by Wilmorite Inc. from the Tribe pursuant to the Construction Management Agreement dated as of December 29, 2004; provided, however, that reimbursable expenses reimbursed by the Tribe to Wilmorite, Inc. pursuant to Section 13.4 of the Construction Management Agreement shall not be included in computing Construction Management Profits.

1.22. “Development Agreement” shall mean the Development Agreement dated as of December 29, 2004, between the Tribe and the Company.

1.23. “Development Fee” shall mean the Development Fee payable under Section 6.1 of the Development Agreement.

1.24. “Development Revenue” shall mean revenues of the Company (calculated in accordance with GAAP) derived from the Development Agreement, including but not limited to the Development Fee, Reimbursable Expenses and payments under the Interim Tribal Loan, and any other agreement between the Company and the Tribe.

1.25. “Disputing Parties” shall have the meaning set forth in Section 10.1 hereof.

1.26. Intentionally Omitted.

1.27. “Entity” shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, foreign trust or foreign business organization.

1.28. “Effective Date” shall mean the date first set forth in the opening paragraph of this Agreement, which date shall also be deemed to be the execution date of this Agreement.

1.29. “Fiscal Year” shall mean a calendar year.

1.30. “GAAP” shall mean United States generally accepted accounting principles as in effect from time to time, applied on a consistent basis using the accrual method of accounting.

1.31. “Gaming Authority” shall mean any national, state, tribal, local and other governmental, regulatory and administrative authority, agency, board, commission or official responsible for or involved in the regulation of gaming activities of the Company or its Members in any jurisdiction, including the Tribal Gaming Agency and the State Gaming Agency within the meaning of the Compact.

1.32. “Gaming Laws” shall mean the Compact and the laws pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming within any jurisdiction.

1.33. “Gaming License” any license, permit, authorization, consent or favorable determination from or issued by a Gaming Authority pursuant to any Gaming Laws.

1.34. “Initial Capital Contribution” shall mean the initial contribution to the capital of the Company by the Members in accordance with the terms of this Agreement, and as set forth on Exhibit A.

1.35. “Interim Tribal Loan” shall have the meaning ascribed to such term in the Development Agreement.

1.36. “Investment Agreement” shall mean that Investment Agreement of even date herewith between CD&M and Nevada Gold.

1.37. “Licensed Member” shall mean any Member to which a Gaming License has been granted, or to whose Affiliate a Gaming License has been granted.

1.38. “Loan” shall mean the loan made or to be made by Nevada Gold to the Company pursuant to the Investment Agreement.

1.39. “Majority in Class Interest” shall mean, with respect to any class of Membership Interest, fifty-one percent (51%) of the aggregate Percentage Interest in the Company designated as belonging to such class.

1.40. “Majority in Interest” shall mean fifty-one percent (51%) of the aggregate Percentage Interests in the Company.

1.41. “Managing Member” has the meaning given such term in Section 4.1.

1.42. “Member” shall mean each of the parties that executes a counterpart of this Agreement and each other Person that may become a Member from time to time with the consent of all of the Members.

1.43. “Membership Interest” shall mean an interest in the Company, including a share of one or more of the Company’s Profits or Losses, distributions of the Company’s assets, and allocations obtained pursuant to this Agreement and the Act, together with the right to participate in the management of the business and affairs of the Company as set forth in this Agreement or the Act, including (to the extent granted pursuant to the terms of this Agreement) the right to vote on, consent to, or otherwise participate in any decision or action of or by the Members granted pursuant to this Agreement and the Act.

1.44. “Net Development Revenue” shall mean Development Revenue and any other revenue of the Company, reduced by any cash debt repayments by the Company to Members or their Affiliates made in accordance with the priorities established in the Investment Agreement, and further reduced by Approved Expenses paid in cash. “Net Development Revenue Available for Distribution” shall mean all Net Development Revenue received by the Company and not previously distributed to Members.

1.45. “Net Loss” shall mean the excess of the Company’s aggregate Losses over aggregate Profits for an accounting period.

1.46. “Net Profit” shall mean the excess of the Company’s aggregate Profits over aggregate Losses for an accounting period.

1.47. “Non-Compliant Member” shall have the meaning set forth in Sections 7.2.2.2 or 7.2.2.3.2 hereof, as applicable.

1.48. “Percentage Interest” shall mean, for any class of Members, the percentage interest in the Company as set forth on Exhibit A as that percentage may be changed from time to time in accordance with Section 2 of the Investment Agreement.

1.49. “Person” shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such “Person” where the context so permits.

1.50. “Profits” and “Losses” shall mean the income, gain, loss, deductions and credits of the Company as determined in accordance with Exhibit B.

1.51. “Reimbursable Expenses” shall have the meaning ascribed to such term in the Development Agreement.

1.52. “Remaining Members” shall mean those Members remaining after a Member has withdrawn from the Company as a Member for any reason.

1.53. “Special Allocations” are defined in Exhibit C attached hereto.

1.54. “Treasury Regulations” shall include proposed, temporary and final regulations promulgated from time to time under corresponding provisions of the Code.

1.55. “Tribe” shall mean the Buena Vista Rancheria of Me-Wuk Indians, a federally recognized Indian Tribe, and after the Assumption Date (as defined in the Development Agreement) shall include the Gaming Authority (as defined in the Development Agreement).

1.56. “Trigger Date” shall mean the later of the date of receipt by the Company and receipt by all other Members of a notice from a Licensed Member under Sections 7.2.2.2 or 7.2.2.3 that it intends to exercise the rights set forth in Section 7.2.2.4.

1.57. “Unsuitable Person” shall mean (i) any Person who, if the Person is an Affiliate of the Company or any Member, will cause the Company, any Member or any Affiliate of any Member (A) not to obtain any Gaming License, or (B) to have a Gaming License revoked or note renewed, or (ii) a Member who is properly determined by a second Member to be an Unsuitable Person in accordance with Sections 7.2.2.2 or 7.2.2.3.2 for reasons that remain unremedied.

ARTICLE 2.
FORMATION OF THE COMPANY

2.1. Formation. The Company has been organized as a New York limited liability company by executing and delivering Articles of Organization to the Office of the New York Secretary of State in accordance with and pursuant to the Act.

2.2. Purpose. The purpose of the Company shall be to engage in and conduct any lawful activity for which limited liability companies may be organized under the Act; provided, however, that the prior written consent of all the Members shall be required before the Company engages in any material business other than in furtherance of its relationship with the Tribe.

2.3. Principal Place of Business. The principal place of business of the Company shall be located at Rochester, New York, or such other place as the Members shall designate in accordance with the Act.

2.4. Registered Office and Registered Agent. The Company’s initial registered office shall be at 1265 Scottsville Road, Rochester, New York 14624, and thereafter at such other location as the Members may designate in accordance with the Act. The name of its initial registered agent shall be CT Corporation System and thereafter its registered agent shall be such person as the Members may designate in accordance with the Act.

2.5. Term. The Company shall have perpetual existence, unless the Company is dissolved earlier pursuant to the provisions of this Agreement or the Act.

2.6. Licensing. The Company shall become licensed to do business in any jurisdiction where it is necessary for the Company to become licensed to do business and shall comply with all Gaming Laws.

2.7. Tax Classification. The Company intends to be classified as a partnership for federal and state tax purposes.

ARTICLE 3.
ESTABLISHMENT OF CLASSES; RIGHTS AND OBLIGATIONS OF MEMBERS

3.1. Establishment of Classes of Membership Interest. On the Effective Date there shall be Class A and Class B Membership Interests. Each class of Membership Interest shall have the relative rights, powers, preferences, privileges and duties as set forth in this Agreement. Subsequent to the Effective Date, the rights, powers, preferences, privileges and duties of a specific class of Membership Interest shall not be altered or amended without the consent of the Members holding a Majority in Class Interest of the class of Membership Interest to be affected by such amendment (which consent shall be in addition to any other vote required hereunder in order to amend this Agreement).

3.2. Limitation of Liability. Each Member’s liability with respect to the Company shall be limited to the fullest extent provided in the Act, this Agreement, or any applicable law.

3.3. Company Debt Liability. A Member shall not be personally liable for any debts, obligations, liabilities or losses of the Company beyond its Capital Contribution.

3.4. Access to Information; Records. Each Member has the right to obtain from the Company from time to time upon reasonable demand for any purpose reasonably related to the Member’s interest as a Member of the Company:

3.4.1. true and full information regarding the status of the business and financial condition of the Company;

3.4.2. promptly after becoming available, a copy of the Company’s federal, state, and local income tax returns and all other tax returns deemed necessary and required for each jurisdiction in which the Company does business;

3.4.3. a copy of any Company agreement, Articles of Organization, and all amendments thereto;

3.4.4. true and full information regarding the amount of cash and a description and statement of the Agreed Value of any other property or services contributed by each Member or which the Member has agreed to contribute in the future to the Company, and the date on which each became a Member; and

3.4.5. other information regarding the affairs of the Company as is reasonable or required to be provided to a Member under the Act.

3.5. Right to Conduct Business with Company. Upon the consent of all of the Members, a Member may lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more specific obligations of, provide collateral for and transact other business with the Company, including entering into any contract with the Company on an arms’-length basis. Each of the Members on the date of this Agreement is conclusively deemed to have consented to the loans and other transactions between Members and the Company that are described and/or specifically approved in the Investment Agreement.

3.6. Indemnification. The Company shall, to the fullest extent permitted by law, indemnify and hold harmless the Members from and against any and all claims and demands whatsoever in connection with the business of the Company. The Company shall advance indemnification payments, including legal fees and costs, that reasonably appear to be due hereunder upon the request of a party subject to indemnity hereunder and the execution by such party of a written agreement to return such payments in the event that the indemnification is ultimately determined not to be due such party hereunder.

3.7. Confidentiality. Each Member agrees that such Member will not copy, distribute, disclose, or disseminate Confidential Information to anyone, except the Company’s employees or authorized agents who have a need to know such Confidential Information for the purpose for which it is disclosed or as may be required by applicable law, including but not limited to, applicable Gaming Laws and securities laws.

3.8. Additional Members. The Company may admit additional Members with the consent of all of the existing Members. No new Members shall be (i) entitled to any retroactive allocation of the Company’s Profits or Losses or (ii) an Unsuitable Person.

ARTICLE 4.
MANAGEMENT; MEETINGS; VOTING RIGHTS

4.1. Managing Member. The Company’s business and affairs shall be managed by a Managing Member chosen by a Majority in Interest and as directed thereby. As of the Effective Date, the Managing Member shall be CD&M.

4.2. Duty of Good Faith. The Managing Member shall perform its management duties in good faith and in a manner such Managing Member reasonably believes to be in the Company’s best interests. The Managing Member’s liability for acts performed or omitted in such capacity shall be limited to the extent permitted by the Act and other relevant law. The Managing Member shall not be liable to the Company or any other Member unless any loss or damage suffered by the Company or such other Member was the result of the Managing Member’s bad faith, gross negligence, intentional misconduct, or a knowing violation of law.

4.3. Meetings of the Members. The Company shall not be required to hold annual meetings of the Members. A meeting shall be held upon prior written request by a Majority in Class Interest of any class of Members, delivered to the Managing Member not more frequently than once each calendar quarter. A meeting may be held by conference among the Members using any means of communication permitted by the Act. For all meetings, Members holding a Majority in Interest shall constitute a quorum. Any action required or permitted to be taken at a meeting of Members may be taken without a meeting by written action signed by Members holding aggregate Percentage Interests that would be required to take the same action at a meeting. Such written action shall be effective when signed by the required Members. When written action is taken by fewer than all Members, but only if there is not a requirement of unanimity set forth in this Agreement, all Members shall be notified immediately of its text and effective date.

4.4. Voting of Membership Interests. Each Member shall have a vote equal to such Member’s Percentage Interest in the Company.

4.5. Required Vote. Unless a greater vote is required by the Act or is expressly provided for hereunder, the affirmative vote of a Majority in Interest of the Members entitled to vote shall be required to approve any proposed action with respect to which the Members are entitled to vote.

4.6. Outside Businesses. Except as provided in any other agreement, any Member may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and/or Members shall have no rights by virtue of this Agreement in and to such independent ventures or to the income or gains derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. No Member shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Member shall have the right to take for his, her or its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity. Notwithstanding the foregoing, the Members hereby agree that any and all business activities related to the Tribe shall be conducted solely by and through the Company unless all of the Members consent to a Member’s engaging in business activities with the Tribe independent of the Company.

ARTICLE 5.
CONTRIBUTIONS TO THE COMPANY AND CAPITAL ACCOUNTS

5.1. Initial Capital Contributions. Each Member has contributed the amount set forth next to its name on Exhibit A as its share of the Initial Capital Contribution.

5.2. Additional Capital Contributions and Changes in Percentage Interests. Upon the consent of all of the Members, additional contributions may be made to the Company by the Members in proportion to their Percentage Interests; provided, however, that no Member shall be required to make additional contributions to the Company without such Member’s consent.  Upon any such contribution, the Percentage Interest of each Member shall be increased or decreased, as the case may be, as determined by all of the Members.

5.3. Capital Accounts. Capital Accounts shall be maintained in accordance with Exhibit B.

5.4. No Withdrawal or Reduction of Members’ Capital Contributions. A Member may not withdraw any or all of its Capital Contribution without the approval of all of the Members, which approval may be withheld for any reason.

ARTICLE 6.
DISTRIBUTIONS, ALLOCATIONS, INCOME TAX, ELECTIONS
AND REPORTS

6.1. Distribution Rights of Members. No later than 5 business days following the close of each calendar month, Net Development Revenue Available for Distribution shall be distributed to the Members as follows:

6.1.1. Distributions to Class B Member. First, to the Class B Members, pro-rata in accordance with their Class B Membership Interests an amount equal to the product of the Net Development Revenue Available for Distribution multiplied by the Class B Members’ Percentage Interest.

6.1.2. Catch-up Distributions. Second, to the Class B Members, pro-rata in accordance with their Class B Membership Interests until such time as the Class B Members have received aggregate distributions under this Section 6.1.2 equal to the Catch-Up Distribution.

6.1.3. Distributions to Class A Member. Third, after the Class B Members have received aggregate distributions under Section 6.1.2 equal to the Catch-Up Distribution, the balance (after taking into account distributions under Section 6.1.1) to the Class A members, pro-rata in accordance with their Class A Membership Interests.

6.2. Allocations of Net Profit and Loss. Subject to Section 6.3, Net Profit and Net Loss shall be allocated to the Members in accordance with their respective Percentage Interests.

6.3. Special Allocations. Notwithstanding Section 6.2, Special Allocations shall be made to the Members in accordance with Exhibit C.

6.4. Withheld Amounts. All amounts withheld pursuant to the Code or any provisions of state or local tax law with respect to any payment or distribution to the Members from the Company shall be treated as amounts distributed to the relevant Member or Members for purposes of Section 6.1.

6.5. Limitation upon Distributions. No distributions or return of Capital Contributions shall be made if, after the distribution or return of contribution is made, the liabilities of the Company (other than liabilities to Members on account of their Membership Interests, and liabilities for which the recourse of creditors is limited to specified property of the Company), exceed the fair value of the assets of the Company, provided that the fair value of property that is subject to a liability for which the recourse of creditors is limited, shall be included in the assets of the Company only to the extent that the fair value of that property exceeds that liability.

6.6. Accounting Principles. The Company shall maintain books and records, which shall include statements of Profit and Loss and Capital Accounts, in accordance with this Agreement and GAAP.

6.7. Accounting Period. The Company’s accounting period shall be from January 1 to December 31 of each year.

6.8. Financial Statements. Within 15 days after the end of each calendar quarter, the Company shall prepare and deliver to each Member an income/expense statement. In addition, within 45 days after the end of each Fiscal Year, the Company shall prepare and deliver to each Member a financial statement which shall include a balance sheet, a profit and loss statement, and, with respect to the annual statements, a report of the Capital Accounts of the Members, including the Profits and Losses, and the share of the Profits and Losses of each Member for such period. The annual statements shall be reviewed by the accountants of the Company. Notwithstanding anything contained herein to the contrary, the Members shall have the right, at their own expense, (A) to review with the accountants the accounting methods and procedures to be used, and (B) to review and audit the books and records of the Company for the purpose of verifying any financial statements of the Company. If the audit of the books and records reflects more than a two percent error in the income or loss of the Company, then the Company shall reimburse the Member performing the audit all of such Member’s costs and expenses for the audit. In connection with such accounting methods, all decisions as to accounting principles, including any elections to be made by or for the Company under the provisions of the Code or other applicable tax law shall be determined by the Members upon the affirmative vote of a Majority in Interest, provided that all such accounting methods and principles shall be consistent with GAAP.

6.9. Returns and Other Elections. The Members shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business or is subject to taxation. Copies of such returns, or pertinent information therefrom, shall be furnished to the Members within a reasonable time after the end of the Fiscal Year upon the Members’ written request. All elections permitted to be made by the Company under Federal or state laws shall be made by the Members upon the affirmative vote of a Majority in Interest, except that the consent of all of the Members shall be required in order to elect not to treat the Company as a flow-through entity or partnership for tax purposes.

6.10. Tax Matters Partner. The Class A Member is designated the “Tax Matters Partner” (as defined in Code Section 6231), and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including, without limitation, administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The Members agree to cooperate with each other and to do or refrain from doing any and all things reasonably required to conduct such proceedings.

ARTICLE 7.
TRANSFERABILITY

7.1. General Conditions on Assignments. No assignment of a Membership Interest after the date of this Agreement will be effective unless all of the conditions set forth below are satisfied:

7.1.1. Unless waived by the Company, the assignor signs and delivers to the Company an undertaking in form and substance satisfactory to the Company to pay all reasonable expenses incurred by the Company in connection with the assignment (including, but not limited to, reasonable fees of counsel and accountants and the costs to be incurred with any additional accounting required in connection with the assignment, and the cost and fees attributable to preparing, filing and recording such amendments to the organizational documents or filings as may be required by law);

7.1.2. Such assignment does not require the registration of such assigned Membership Interests pursuant to any applicable federal or state securities laws, and the assignor delivers to the Company an opinion of counsel for the assignor satisfactory in form and substance to the Company to the effect that the assignment of the Membership Interest is in compliance with the applicable federal and state securities laws, and a statement of the assignee in form and substance satisfactory to the Company making appropriate representations and warranties in respect to compliance with the applicable federal and state securities laws and as to any other matter reasonably required by the Company;

7.1.3. The Company receives an opinion from its counsel that (i) the assignment does not cause the Company to lose its classification as a partnership for federal or state income tax purposes, and (ii) unless waived by the Company, the assignment, together with all other assignments within the preceding twelve months, does not cause a termination of the Company for federal or state income tax purposes;

7.1.4. The assignor signs and delivers to the Company a copy of the assignment of the Membership Interests to the assignee, together with the certificates representing such Membership Interests, duly executed for assignment;

7.1.5. The assignee signs and delivers to the Company its agreement to be bound by this Agreement;

7.1.6. Such assignment does not cause the Company to become a “Publicly Traded Partnership,” as such term is defined in Sections 469(k)(2) or 7704(b) of the Code;

7.1.7. Such assignment does not subject the Company to regulation under the Investment Company Act of 1940, the Investment Advisers Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended;

7.1.8. Such assignment is not made to an Unsuitable Person and is in compliance with any and all applicable gaming acts and regulations now or hereafter existing in the State of California, including a finding of suitability of such assignee or any owners or beneficial owners of such assignee;

7.1.9. Such assignment is not made to any Person who lacks the legal right, power or capacity to own such Membership Interest; and

7.1.10. The assignment is in compliance with the other provisions of this Agreement.

7.2. Assignment. A Membership Interest may be assigned only in accordance with this Section and in compliance with all applicable Gaming Laws.

7.2.1. Voluntary Assignment. A Member or assignee thereof may assign all or a portion of its Membership Interest only upon the consent of all of the Members, provided, however, such consent shall not be required in connection with the merger or consolidation by the publicly held parent company of Nevada Gold with another party that is not an Unsuitable Person or, so long as it does not cause the Company to become an Unsuitable Person, the sale or transfer of all or substantially all of the assets of the publicly held parent company of Nevada Gold. Any transfer of all or any part of a Member’s interest without the consent of all of the Members as required by this Section shall be null and void.

7.2.2. Finding of Unsuitability and Buy-Out.

7.2.2.1. No Unsuitability Knowledge. Each Member represents to the other that it is not aware of any facts or circumstances which would make it an Unsuitable Person.

7.2.2.2. Regulatory Compliance in the State of California. Each Member acknowledges that it and its Affiliates will be subject to licensing and other regulatory review and approval procedures by California Regulatory Authorities. Each Member agrees to cooperate fully and to cause its Affiliates to cooperate fully with the representatives of all California Regulatory Authorities. If any California Regulatory Authority determines at any time that a necessary Gaming License will not be issued or renewed for the Company, or must be revoked, as a result of a Member’s, or a Member’s Affiliate’s relationship to the Company or a Member, then such Member shall, if possible, remedy or cause its Affiliate to remedy the condition that gave rise to such determination to the satisfaction of the California Regulatory Authority. If the Member (the “Non-Compliant Member”) does not remedy the condition that gave rise to such determination prior to the expiration of the period prescribed by the California Regulatory Authority, then the Licensed Member may provide written notice to the Non-Compliant Member that it is an Unsuitable Person, and of its intention to exercise the provisions set forth in Section 7.2.2.4.

7.2.2.3. Gaming Regulations in Jurisdictions Outside of California.

7.2.2.3.1. Each Member acknowledges that each other Member and its Affiliates may or will be a Licensed Member because of Gaming Licenses related to Gaming Authorities other than California Regulatory Authorities. Each Member acknowledges that the issuance and maintenance of Gaming Licenses are highly regulated by these other Gaming Authorities and that the laws of applicable jurisdictions may require a Licensed Member to disclose private or otherwise confidential information about the other Members and their respective Affiliates. If requested to do so by a Licensed Member, any other Member shall obtain any Gaming License, qualification, clearance or the like which shall be requested or required of such other Member by any Gaming Authority having jurisdiction over the Licensed Member.

7.2.2.3.2. All Members acknowledge and agree that if a Gaming Authority shall determine that any Member or any of its Affiliates (a) is or might be engaged in, or is about to be engaged in, any activity or activities, or (b) was or is involved in a relationship with any Person, and if as a result of such determination any Gaming Authority (i) fails to issue a Gaming License, (ii) fails to grant or renew any required or requested Gaming License or related application upon terms and conditions which are in the Licensed Member’s reasonable discretion acceptable to the Licensed Member, (iii) unreasonably delays any Gaming License sought by the Licensed Member, (iv)  conditions any Gaming License sought by the Licensed Member upon terms and conditions which are in the Licensed Member’s reasonable discretion not acceptable to the Licensed Member, (v) revokes any Gaming License, or (vi) disciplines, in any manner, the Licensed Member, then such other Member (the “Non-Compliant Member”) shall immediately (A) terminate any relationship with the Person which is the source of the problem, or (B) cease the activity creating the problem. In the event that the Non-Compliant Member does not comply with item (A) or (B) above, then the Licensed Member may provide written notice to the Non-Compliant Member that it is an Unsuitable Person, and of its intention to exercise the provisions set forth in Section 7.2.2.4.

7.2.2.4. Buy-Out Provisions.

7.2.2.4.1. In the event of an unremedied finding that a Member is an Unsuitable Person and the sending of notice by a Licensed Member of its intention to exercise the rights set forth in this Section 7.2.2.4, the provisions of this Section 7.2.2.4 shall apply, notwithstanding any other provision herein to the contrary.

7.2.2.4.2. During the period commencing with the Trigger Date and ending with the transfer or sale of the Affected Member’s Membership Interest pursuant to a subsection of this Section 7.2.2.4, (i) the Company shall not be required or permitted to pay any distribution or interest with regard to the Membership Interests and the amount of such distributions or interest shall be held in escrow by the Company, (ii) the holder of such Membership Interests shall not be entitled to vote on any matter, and (iii) the Company shall not pay any remuneration in any form to the holder of the Membership Interests except in exchange for such Membership Interests as provided in Section 7.2.2.4.6. Upon any sale or transfer of the Affected Member’s Membership Interest in accordance herewith, all voting rights shall be reinstated with respect to the Membership Interest and all amounts held in escrow shall be applied to pay to the Affected Member the purchase price of the Membership Interest.

7.2.2.4.3. For a period of 120 days following the Trigger Date (or such shorter period of time as the California Regulatory Authority or the Gaming Authority, as applicable, otherwise allows), the Affected Member shall have the option to transfer its Membership Interest to an immediate family member of an individual who, together with other immediate family members, owns at least 50% of such Member, directly or indirectly, or a trust, partnership, or other entity established for the benefit of one or more such immediate family members; provided that such transfer meets the requirements of Section 7.1.

7.2.2.4.4. For a period of 120 days following the Trigger Date (or such shorter period of time as the California Regulatory Authority or the Gaming Authority, as applicable, otherwise allows), the Affected Member shall have the right to sell its Membership Interest to a third party for cash, subject to the provisions of Section 7.1 and the right of first refusal in favor of the other Members pursuant to and in accordance with the terms of Section 7.2.2.4.8.

7.2.2.4.5. If the Affected Member has not given notice to the other Members on or before 120 days following the Trigger Date (or such shorter period of time as the California Regulatory Authority or the Gaming Authority, as applicable, otherwise allows), that the Membership Interest of the Affected Member has been transferred to a family member as permitted in Section 7.2.2.4.3 or that a third party (who is permitted to receive an assignment of the Membership Interest pursuant to Section 7.1), has entered into a binding agreement to purchase the Membership Interest for cash, or if the cash purchase is not consummated within the period provided in Section 7.2.2.4.8, any one or more of the remaining Members may purchase the Membership Interest by giving written notice of such Member’s or Members’ purchase intent to the Company and the Affected Member. The price of this purchase shall be an amount equal to the sum of (a) the outstanding principal balance of and accrued and unpaid interest on the Affected Member’s loans to the Company, plus (b) the Agreed Value of the Affected Member’s Membership Interest as of the Trigger Date. Such purchase price shall be payable, without interest on the Agreed Value of the Affected Member’s Membership Interest but with interest on the Affected Member’s loans to the Company, by the Company applying the distributions of purchasing Member or Members from the Company to pay the Affected Member until the purchase price has been paid in full.

7.2.2.4.6. In the event that the Affected Member does not give proper notice that it is transferring its Membership Interest to a family member as permitted by Section 7.2.2.4.3 or that it has entered into a binding agreement to sell its Membership Interest pursuant to Section 7.2.2.4.4, or if, in the case of a sale, the cash purchase is not consummated within the period provided in Section 7.2.2.4.8, and if no Member chooses to purchase the Membership Interest as provided for in Section 7.2.2.4.5, the Majority in Interest of the remaining Members may choose to continue the business of the Company. In such event, the Company shall repay any loans owed to the Unsuitable Person and shall repurchase the Unsuitable Person’s Membership Interest for its Agreed Value plus any escrowed amounts under Section 7.2.2.4.2. The Company shall repay the Unsuitable Person’s loans when the Company receives cash payments that the Company would have been required to use to repay loans made by the Unsuitable Person, had the Unsuitable Person remained a Member. The Agreed Value of the Unsuitable Person’s Membership Interest (without interest) shall be payable when the Company receives cash payments that the Company would have been required to distribute to all Members under Section 3.4, had the Unsuitable Person remained a Member.

7.2.2.4.7. In the event that the Majority in Interest of the remaining Members decides not to continue the business of the Company, the Company shall be dissolved.

7.2.2.4.8. Prior to any assignment of a Membership Interest to a third party pursuant to Section 7.2.2.4.5, the Affected Member must obtain a written offer to purchase for cash meeting the requirements of this Section (a “Third Party Offer”). The Third Party Offer must not be subject to unstated conditions or contingencies or be part of a larger transaction such that the price for the Membership Interests stated in such Third Party Offer does not accurately reflect fair market value (reduced by the amount of associated liabilities of such Membership Interests). The Third Party Offer must contain a description of all of the consideration, material terms and conditions of the proposed assignment. The Affected Member must give notice of the Third Party Offer to the Company and all other Members, together with a written offer to sell the Membership Interests (which is the subject of the Third Party Offer) to the other Members on the same price and terms as the Third Party Offer as provided herein. The other Members shall have the right, on a pro rata basis in accordance with the ratio of their Percentage Interests to total Percentage Interests held by the other Members, to purchase, in whole but not in part, the Membership Interests of the Affected Member in accordance with the terms of the Third Party Offer by giving notice to the Affected Member within 30 days after notice of such offer. Unless otherwise agreed, the closing of such sale will be held at the Company’s principal place of business in Rochester, New York on a date to be specified by the assignees which is not later than 120 days after the date of the notice of acceptance by the assignees. At the closing, the assignees will deliver the consideration in accordance with the terms of the Third Party Offer, and the Affected Member will by appropriate documents assign to the assignees the Membership Interests to be sold, free and clear of all liens, claims and encumbrances. If all of the other Members reject the right of first refusal or if the acceptance of the right of first refusal is not closed in accordance with this Section 7.2.2.4.8, the Affected Member will be free for a period of 60 days after the last day for such acceptance to sell all, but not less than all, of such Membership Interests so offered, but only to the third party for a price and on terms no more favorable to the third party than the Third Party Offer and subject to Section 7.1. If such Membership Interests are not so sold within such 60-day period (or within any extensions of such period agreed to in writing by the non-selling members), all rights to sell such Membership Interests pursuant to such Third Party Offer (without making another offer to the other Members pursuant to this Section 7.2.2.4.8) will terminate.

7.3. Rights of Assignee. An assignee that does not become a Member shall not have the rights of a Member except that so long as the assignee is not an Unsuitable Person, the assignee shall be entitled to share in Profits and Losses, to receive such distribution or distributions, and to receive such allocation of Net Profit or Net Loss to which the assignor was entitled, to the extent assigned to the assignee. An assignee that does become a Member shall have all the rights, duties and liabilities under this Agreement of its assignor, except liabilities not reasonably known to him upon the assignment and which could not be ascertained from the Agreement.

7.4. Death or Incompetency. If a Member who is an individual dies or a court of competent jurisdiction adjudges him to be incompetent to manage his person or his property, such Member’s executor, administrator, guardian, conservator or other legal representative may exercise all of the Member’s rights for the purpose of settling his estate or administering his property, including any power under this Agreement of an assignee that becomes a Member. If the Member is a corporation, trust or other Entity and is dissolved or terminated, the powers of that Member may be exercised by its legal representative or successor.

ARTICLE 8.
DISSOLUTION AND TERMINATION

8.1. Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

8.1.1. an election to dissolve the Company by all of the Members;

8.1.2. any event that is a termination of a limited liability company under the Act; or

8.1.3. the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of the Member of the Company, unless the business of the Company is continued by the consent of a majority of the Remaining Members within ninety (90) days of the occurrence of the terminating event.

8.2. Winding Up, Liquidation and Distribution of Assets.

8.2.1. Upon the occurrence of an event terminating the Company and if the Members do not continue the business of the Company, an accounting shall be made by the Company’s independent accountants of the accounts of the Company and of the Company’s assets, liabilities and operations, from the date of the last previous accounting until the date of dissolution. The Company’s creditors shall be paid in satisfaction of the liabilities of the Company (and loans by Members will be paid in the priority set forth in the Investment Agreement) and its assets shall be distributed as soon as practicable. To the extent that the Company has assets remaining after the satisfaction of its liabilities, such assets shall be distributed to the Members in the manner specified in Section 6.1, and for this purpose, any and all assets of the Company shall be deemed to be Net Development Revenues Available for Distribution.

8.2.2. If any asset is to be distributed in kind, the Members’ Capital Accounts shall be adjusted as provided for in Section 5.3 hereof (consistent with the requirements of Regulation Section 1.704-1(b)(2)(iv) under Section 704 of the Code) before any such distribution is made to reflect the increases or decreases to said Capital Accounts which would have occurred if such asset to be distributed in kind had been sold for its fair market value by the Company immediately prior to such distribution. All such liquidating distributions shall be made by the end of the taxable year of the Company in which there is a liquidation of the Company for purposes of paragraphs (b)(2)(ii)(b) and (b)(2)(ii)(g) of Regulation Section 1.704-1 under Code Section 704 or, if later, within 60 days after the date of such liquidation

8.3. Deficit Account. Notwithstanding anything to the contrary contained herein, upon a liquidation within the meaning of Treasury Regulation § 1.704-1(b)(2)(ii)(g), if any Member has an Adjusted Deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any Capital Contribution, and the negative balance of such Member’s Adjusted Capital Account shall not be considered a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

8.4. Articles of Dissolution. When all debts, liabilities and obligations of the Company have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets of the Company have been distributed, Articles of Dissolution shall be executed and filed with the Office of the New York Secretary of State as required by the Act.

8.5. Effect of Filing Articles of Dissolution. Upon the filing of Articles of Dissolution with the Office of the New York Secretary of State, the existence of the Company shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act. The Members shall have authority to distribute any Company property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of and in the name of the Company. In no event shall any Member conduct business on behalf of the Company after Articles of Dissolution have been filed with the Office of the New York Secretary of State.

8.6. Return of Contribution Nonrecourse to Other Members. Except as provided by law, or by separate agreement between the parties, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company’s property remaining after the payment or discharge of the debts and liabilities of the Company is insufficient to return the cash contribution of one or more Members, such Members shall have no recourse against any other Member, except as otherwise provided by law.

ARTICLE 9.
AMENDMENTS

9.1. Amendments. Except as otherwise specifically provided herein, this Agreement may only be amended upon the consent of all of the Members.

ARTICLE 10.
DISPUTE RESOLUTION AND ARBITRATION

10.1. Dispute Resolution. In the event that a dispute arises between Members or between Members and the Company (“Disputing Parties”) that is related to this Agreement or the Company, the Disputing Parties shall attempt in good faith to resolve any dispute promptly by negotiations between representatives with authority to settle the dispute. If the matter has not been resolved within thirty (30) days of the first day of such negotiations, any Disputing Party may initiate arbitration as provided in Section 10.2 of this Agreement. All negotiations pursuant to this clause will be confidential and will be treated as compromise and settlement negotiations under the U.S. Federal Rules of Evidence.

10.2. Arbitration. Any dispute arising out of or relating to this Agreement or the Company that is not resolved pursuant to Section 10.1 shall be finally settled by arbitration conducted in accordance with the Rules of the American Arbitration Association. Any such arbitration shall be conducted before a single arbitrator selected in accordance with such rules. Any such arbitration shall take place in Rochester, New York. The arbitrator shall not alter, amend or modify the terms and conditions of this Agreement, but shall consider the pertinent facts and circumstances and be guided by the terms and conditions of this Agreement, which shall be binding upon them in resolving any dispute or controversy hereunder. The cost of the arbitration hereunder, including the cost of the record of transcripts (if any), the arbitrator’s fees, administrative fees, attorney’s fees, and all other fees involved, shall be paid by the Disputing Party determined by the arbitrator to be the non-prevailing Disputing Party, or otherwise allocated in an equitable manner as determined by the arbitrator.

10.3. Binding Decision. The decision by the arbitrator shall be binding and conclusive on the Disputing Parties and their successors and assigns, and the parties shall comply with such decision in good faith. The decision or award of the arbitrator may be entered in any state or federal court having jurisdiction to enforce the judgment. The Disputing Parties shall be deemed to have consented to venue and personal jurisdiction in the jurisdictions provided in this Section.

ARTICLE 11.
MISCELLANEOUS PROVISIONS

11.1. Notices. Any required notice (including for meetings of the Members) shall be delivered personally or by facsimile transmission, electronic mail or any other electronic means, United States mail or courier to each Person entitled to such notice at its business address. Notice by mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Company by the Person entitled to such notice and receipt of a completed answer-back indicating receipt. Electronic notice shall be deemed to have been given when transmitted. Notice given personally or by courier shall be deemed to have been given when actually delivered. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the Members need be stated in the notice, unless specifically required by statute or this Agreement.

11.2. Application of New York Law. This Agreement and its interpretation shall be governed exclusively by its terms and by the laws of the State of New York, and specifically the Act. This Agreement and the Investment Agreement have been partially negotiated in New York and the parties have signed this Agreement and the Investment Agreement in New York. All payments due to Nevada Gold hereunder shall be made to an account in New York designated by Nevada Gold.

11.3. Further Agreements. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations and other instruments necessary to comply with any laws, rules or regulations.

11.4. Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. All references to Articles, Sections, Exhibits and the like shall refer to this Agreement, unless specified otherwise.

11.5. Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

11.6. Waivers. No failure or delay on the part of any Member in exercising any power or right under this Agreement or the Act shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. Any waiver hereunder must be express and in writing by the party agreeing to waive any right hereunder.

11.7. Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any other remedy. Said rights and remedies are given in addition to any other legal rights the parties may have.

11.8. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

11.9. Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

11.10. Third Parties. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company (other than a Member) or any other third party.

11.11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

11.12. Material Contracts. Every material contract and agreement obligating the Company, or to which the Company may become a party, or by which it may be bound, shall be in writing.

11.13. Entire Agreement. This Agreement, including any Exhibits presently or subsequently attached hereto, and the Investment Agreement constitute, collectively, the entire agreement between the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and amendments, whether written or oral, between the parties with respect to the subject matter hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned Members have caused their signatures, or the signatures of their duly authorized representatives, to be set forth below on the day and year first above written in New York.

CLASS A MEMBER:

Casino Development & Management Company, LLC
By: CDM Management, LLC, its Managing Member

By: ___________________________________
Thomas C. Wilmot, Sr.
Its: Manager

STATE OF ___________________ )
                                                                  ) ss
COUNTY OF _________________  )

The foregoing instrument was acknowledged before me this ___ day of April, 2005, by Thomas C. Wilmot, Sr., as the Manager of CDM Management, LLC, a New York limited liability company, on behalf of said company.

_____________________________________
Notary Public

(Signature Page 1 of 2 to Amended and Restated Operating Agreement)

CLASS B MEMBER:
Nevada Gold BVR, L.L.C.
By: Nevada Gold & Casinos, Inc., its Sole Member

By: ____________________________________
Cathryn L. Porter
Its: General Counsel and Secretary

STATE OF ___________________ )
                                                                  ) ss
COUNTY OF _________________ )

The foregoing instrument was acknowledged before me this ___ day of April, 2005, by Cathryn L. Porter, as the General Counsel and Secretary of Nevada Gold & Casinos, Inc. the sole member of Nevada Gold BVR, L.L.C., on behalf of said company.

                                _____________________________________
Notary Public

(Signature Page 2 of 2 to Amended and Restated Operating Agreement)

Exhibit A

Initial Capital Contributions and Percentage Interests

Exhibit B

Capital Accounts

A separate Capital Account will be maintained for each Member. Each Member’s Capital Account will be increased by (1) the amount of money contributed by such Member to the Company; (2) the Agreed Value of property contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752); and (3) allocations to such Member of Net Profit. Each Member’s Capital Account will be decreased by (1) the amount of money distributed to such Member by the Company; (2) the Agreed Value of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752); and (3) allocations to the account of such Member of Net Loss as set forth in the Treasury Regulations.

In the event of a permitted sale or exchange of a Membership Interest in the Company, the Capital Account of the transferor shall become the Capital Account of the transferee to the extent it relates to the transferred Membership Interest in accordance with Treasury Regulation § 1.704-1(b)(2)(iv).

The manner in which Capital Accounts are to be maintained pursuant to this Exhibit B is intended to comply with the requirements of Code Section 704(b) and the Treasury Regulations promulgated thereunder. If the Company determines that the manner in which Capital Accounts are to be maintained pursuant to the preceding provisions of this Exhibit B should be modified in order to comply with Code Section 704(b) and the Treasury Regulations, then notwithstanding anything to the contrary contained in the preceding provisions of this Exhibit, the method in which Capital Accounts are maintained shall be so modified; provided, however, that any change in the manner of maintaining Capital Accounts shall not materially alter the economic agreement between or among the Members as set forth in the Agreement.

Except as otherwise required in the Act, no Member shall have any liability to restore all or any portion of a deficit balance in such Member’s Capital Account.

For purposes of maintaining the Capital Account, “Net Profit” is any excess of aggregate “Profits” over aggregate “Losses” for an accounting period, and “Net Loss” is any excess of aggregate “Losses” over aggregate “Profits” for an accounting period. “Profits” and “Losses” means, for each accounting period, an amount equal to the Company’s taxable income or loss (including any amounts of the Company’s gross income, loss, gain or deduction which may be specifically allowed pursuant to the provisions of Exhibit C hereto and losses and deductions described in Treasury Regulation § 1.704-1(b)(2)(iv)(g)) for such year period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i)Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this paragraph shall be added to such taxable income or loss;

B-1

(ii)Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation § 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this paragraph shall be subtracted from such taxable income or loss;

(iii)In the event the Agreed Value of any Company asset is adjusted pursuant to Exhibit C, paragraph 11 thereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(iv)Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Agreed Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Agreed Value;

(v)If the Agreed Value of any Company property differs from its adjusted tax basis, then in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation for such fiscal year or other period, based on the Agreed Value;

(vi)To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulation § 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses.

B-2

Exhibit C

Special Allocations

1. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation §§ 1.704-1(b)(2)(ii)(d)(4), (5), (6), which create or increase an Adjusted Deficit Capital Account of such Member, then items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year and, if necessary, for subsequent years) shall be specially credited to the Capital Account of such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Deficit Capital Account so created as quickly as possible. It is the intent that this Exhibit be interpreted to comply with the alternate test for economic effect set forth in Treasury Regulation § 1.704-1(b)(2)(ii)(d).

2. In the event any Member would have an Adjusted Deficit Capital Account at the end of any Company taxable year, the Capital Account of such Member shall be specially credited with items of Membership income (including gross income) and gain in the amount of such excess as quickly as possible.

3. If there is a net decrease in the Company’s minimum gain as defined in Treasury Regulation Section 1.704-2(d) during a taxable year of the Company, then, the Capital Account of each Member shall be allocated items of income (including gross income) and gain for such year (and if necessary for subsequent years) equal to that Member’s share of the net decrease in Company minimum gain. The items so allocated shall be determined in accordance with Treasury Regulation § 1.704-2(j)(2)(i). This paragraph 5 is intended to comply with the minimum gain chargeback requirement of Treasury Regulation § 1.704-2 and shall be interpreted consistently therewith. If in any taxable year that the Company has a net decrease in the Company’s minimum gain, and the minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Members and it is not expected that the Company will have sufficient other income to correct that distortion, the Members may in their discretion seek to have the Internal Revenue Service waive the minimum gain chargeback requirement in accordance with Treasury Regulation § 1.704-2(f)(4).

4. Except as otherwise provided in Treasury Regulation § 1.704-2(i)(4) notwithstanding any other provision of this Exhibit, if there is a net decrease in partner nonrecourse debt minimum gain as determined under Treasury Regulation § 1.704-2(i)(3) attributable to a partner nonrecourse debt as defined in Treasury Regulation § 1.704-2(b)(4) during any Fiscal Year, each Member who has a share of the partner nonrecourse debt minimum gain attributable to such partner nonrecourse debt, determined in accordance with Treasury Regulation § 1.704-2(i)(5), shall be specially allocated items of Partnership Profit and Loss for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in partner nonrecourse debt minimum gain attributable to such partner nonrecourse debt, determined in accordance with Treasury Regulation § 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulation §§ 1.704-2(i)(4) and 1.704-2(j)(2)(ii). This paragraph 6 is intended to comply with the minimum gain chargeback requirement in Treasury Regulation § 1.704-2(i)(4) and shall be interpreted consistently therewith.

5. Items of Company loss and deduction (including non-deductible expenditures described in Code Section 705(a)(2)(B) which are attributable to any nonrecourse debt of the Company and are characterized as partner (Member) nonrecourse deductions under Treasury Regulation § 1.704-2(i)) shall be allocated to the Members’ Capital Accounts in accordance with Treasury Regulation § 1.704-2(i).

6. Beginning in the first taxable year in which there are allocations of “nonrecourse deductions” (as described in Treasury Regulation § 1.704-2(b)) such deductions shall be allocated to the Members in accordance with, and as a part of, the allocations of Company Profit or Loss for such period.

7. In accordance with Code Section 704(c), the Treasury Regulations promulgated thereunder, and Treasury Regulation § 1.704-1(b)(2)(iv)(d), if a Member contributes property with a fair market value that differs from its adjusted basis at the time of contribution, income, gain, loss and deductions with respect to the property shall, solely for federal income tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company and its fair market value at the time of contribution in such manner as the Members shall agree.

8. Pursuant to Code Section 704(c)(1)(B), if any contributed property is distributed by the Company other than to the contributing Member within seven years of being contributed, then, except as provided in Code Section 704(c)(2), the contributing Member shall be treated as recognizing gain or loss from the sale of such property in an amount equal to the gain or loss that would have been allocated to such Member under Code Section 704(c)(1)(A) if the property had been sold at its fair market value at the time of the distribution.

9. In the case of any distribution by the Company to a Member, such Member shall be treated as recognizing gain in an amount equal to the lesser of:

(i) the excess (if any) of (A) the fair market value of the property (other than money) received in the distribution over (B) the adjusted basis of such Member’s Membership Interest in the Company immediately before the distribution reduced (but not below zero) by the amount of money received in the distribution, or

(ii) the Net Precontribution Gain (as defined in Code Section 737(b)) of the Member. The Net Precontribution Gain means the net gain (if any) which would have been recognized by the distributee Member under Code Section 704(c)(1)(B) if all property which (1) had been contributed to the Company within seven years of the distribution, and (2) is held by the Company immediately before the distribution, had been distributed by the Company to another Member. If any portion of the property distributed consists of property which had been contributed by the distributee Member to the Company, then such property shall not be taken into account under this paragraph 11 and shall not be taken into account in determining the amount of the Net Precontribution Gain. If the property distributed consists of an interest in an Entity, the preceding sentence shall not apply to the extent that the value of such interest is attributable to the property contributed to such Entity after such interest had been contributed to the Company.

10. In connection with a Capital Contribution of money or other property (other than a de minimis amount) by a new or existing Member as consideration for a Membership Interest, or in connection with the liquidation of the Company or a distribution of money or other property (other than a de minimis amount) by the Company to a retiring Member (as consideration for a Membership Interest), the Capital Accounts of the Members shall be adjusted to reflect a revaluation of Company property (including intangible assets) to its Agreed Value in accordance with Treasury Regulation § 1.704-1(b)(2)(iv)(f). If, under Treasury Regulation § 1.704-1(b)(2)(iv)(f), Company property that has been revalued is properly reflected in the Capital Accounts and on the books of the Company at its Agreed Value and that differs from the adjusted tax basis of such property, then depreciation, depletion, amortization and gain or loss with respect to such property shall be shared among the Members in a manner that takes account of the variation between the adjusted tax basis of such property and its Agreed Value, in the same manner as variations between the adjusted tax basis and fair market value of property contributed to the Company are taken into account in determining the Members’ shares of tax items under Code Section 704(c).

11. All recapture of income tax deductions resulting from the sale or disposition of Company property shall be allocated to the Members to whom the deduction that gave rise to such recapture was allocated hereunder to the extent that such Member is allocated any gain from the sale or other disposition of such property.

12. Upon the dissolution and liquidation of the Company, after all required special allocations of Profit or Loss are made, Profit or Loss (or items of income, gain or loss included in the computation of Profit or Loss) shall be allocated to the Members so that the balance in each Member’s Capital Accounts is equal to the amount to be distributed to such Member pursuant to the provisions of Section 8.2.

13. To the extent an adjustment in the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulation § 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Treasury Regulation § 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Treasury Regulation § 1.704-1(b)(2)(iv)(m)(4) applies.